REVOLVING BUSINESS NOTE

M&I BANK OF MENOMONEE FALLS                                      GENROCO, INC.

GENROCO, INC.                                December 29, 2000     $200,000.00
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Customer                                     Date                  Credit Limit

The undersigned ("Customer", whether one or more) promises to pay to the order of

M&I BANK OF MENOMONEE FALLS                                          ("Lender")
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at N82 W15415 APPLETON AVENUE     MENOMONEE FALLS, WI  53052
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the principal sum of $200,000.00 or, if less, the aggregate unpaid principal
                     -----------
amount of all loans made under this Note, plus interest, as set forth below.

Lender will disburse loan proceeds to Customer's deposit account number -------- ------------ or by other means acceptable to Lender.

Interest is payable on January 29,2001, and on the same date of each CONSECUTIVE
                       ---------------                               -----------
month thereafter and at maturity.

Principal is payable February 01, 2001.
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This Note bears interest on the unpaid principal balance before maturity at a rate equal to [Complete (a) or (b); only one shall apply]:

(a)   N/A % per year.
     -----
(b)  1.000 percentage points in excess of the prime rate of interest adopted by
     -----
     Lender as its base rate for interest rate determinations from time to time which may or may not be the lowest rate charged by Lender (with the rate changing as and when that prime rate changes). The initial rate is 10.500%
                                                                         -------
     per year.

Interest is computed on the basis of a 360 day year on the actual number of days
                                       ---
principal is unpaid. Unpaid principal and interest bear interest after maturity (whether by acceleration or lapse of time) until paid at the rate otherwise applicable plus 3 percentage points computed on the same basis.

If any payment is not paid when due, if a default occurs under any other obligation of any Customer to Lender or if Lender deems itself insecure, the unpaid balance shall, at the option of Lender, and without notice mature and become immediately payable. The unpaid balance shall automatically mature and become immediately payable in the event any Customer, surety, or guarantor becomes the subject of bankruptcy or other insolvency proceedings. Lender's receipt of any payment on this Note after the occurrence of an event of default shall not constitute a waiver of the default or Lender's rights and remedies upon such default.

The acceptance of this Note, the making of any loan, or any other action of Lender does not constitute an obligation or commitment of Lender to make loans; and any loans may be made solely in the discretion of Lender. This Note may be prepaid in full or in part without penalty.

Lender is authorized to automatically charge payments due under this Note to
account number   N/A   at   N/A
               -------    -------

This Note includes additional provisions on reverse side.

GENROCO, INC.                             (SEAL)  255 INFO HWY
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BY:  /s/ Carl A. Pick                     (SEAL)  SLINGER, WI  53086
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   CARL A. PICK   CHIEF EXEC. OFFICER             City/State/Zip

BY:                                       (SEAL)
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   BARBARA R. PICK   PRESIDENT
                                                  ACCT # 4970845    NOTE # 00005
                                                  B HILLSTROM / 00605

BY:                                       (SEAL)  JMW
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   CHRIS J. GOOD, EXECUTIVE VICE PRESIDENT

BY:  /s/ Brad D. Powers
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   BRAD D. POWERS, FINANCE MANAGER